UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

August 21, 2017
Date of Report (Date of Earliest Event Reported)

NOVUME SOLUTIONS, INC.
(Exact Name of Small Business Issuer as Specified in Its Charter)

DELAWARE	333-216014	81-56266334
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

14420 Albemarle Point Place, Suite 200, Chantilly, VA, 20151
(Address of Principal Executive Offices)

(703) 953-3838
(Issuer’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 21, 2017, Novume Solutions, Inc., a Delaware corporation (the "Company") filed (i) an Amended and Restated Certificate of Incorporation (the “A&R Certificate”), and (ii) a Certificate of Designations, Rights and Preferences (the “Series A COD”) of the Company’s Series A Cumulative Convertible Redeemable Preferred Stock, par value $0.0001 per share (“Series A Preferred Stock”) with the Secretary of State of the State of Delaware. The provisions of the A&R Certificate and the Series A COD are disclosed in the section entitled “Description of the Capital Stock of Novume” contained in Pre-Effective Amendment No. 4 to the Registration Statement on Form S-4 (Reg. No.: 333-216014) (the “Registration Statement”) of the Company, which is incorporated herein by reference in response to this Item 5.03.

On August 24, 2017, the Board authorized the adoption of the Amended and Restated Bylaws of the Company, the terms of which are disclosed in the section entitled “Comparison of Stockholder Rights” contained in the Registration Statement, which is incorporated herein by reference in response to this Item 5.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of Novume Solutions, Inc., as filed with the Secretary of State of the State of Delaware on August 21, 2017
3.2	Amended and Restated Bylaws of Novume Solutions, Inc., as adopted on August 24, 2017
4.1
Certificate of Designations, Rights and Preferences of Series A Cumulative Convertible Redeemable Preferred Stock of Novume Solutions, Inc., as filed with the Secretary of State of the State of Delaware on August 21, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 25, 2017	By:	/s/ Riaz Latifullah
Riaz Latifullah, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of Novume Solutions, Inc., as filed with the Secretary of State of the State of Delaware on August 21, 2017
3.2	Amended and Restated Bylaws of Novume Solutions, Inc., as adopted on August 24, 2017
4.1
Certificate of Designations, Rights and Preferences of Series A Cumulative Convertible Redeemable Preferred Stock of Novume Solutions, Inc., as filed with the Secretary of State of the State of Delaware on August 21, 2017